UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2010

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations
Item 1.01 Entry Into a Material Definitive Agreement

Section 2 – Financial Information
Item 2.01  Completion of Acquisition or Disposition of Assets

On May 13, 2010, we filed a Current Report on Form 8-K disclosing the completion of our acquisition of GridSense Pty Ltd (“GridSense”).  In that 8-K we indicated that the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment to the 8-K within 71 calendar days of the date on which the 8-K was required to be filed.

Upon further analysis of GridSense’s financial statements following completion of the acquisition, we have determined that the acquisition was not significant under Section 11-01(b) of Regulation S-X and that such financial statements and pro forma financial statements are therefore not required to be filed.  Accordingly, we hereby amend our 8-K filed May 13, 2010 to eliminate the references to the subsequent filing of GridSense’s financial statements and pro forma financial information relating to the GridSense acquisition.

Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
(b) Pro Forma Financial Information

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of June, 2010.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel and Secretary